AS FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION ON MAY 22, 1998                REGISTRATION NO.
                                                                    ------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  -----------

                                IBT BANCORP, INC.
               (Exact name of Issuer as specified in its charter)

               MICHIGAN                             38-2830092
   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)                Identification No.)

          200 EAST BROADWAY
        MT. PLEASANT, MICHIGAN                         48858
(Address of Principal Executive Offices)             (Zip Code)


                                IBT BANCORP, INC.
                      STOCKHOLDER DIVIDEND REINVESTMENT AND
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                DENNIS P. ANGNER
                                200 EAST BROADWAY
                             MT. PLEASANT, MI 48858
                     (Name and address of agent for service)

                                  517/772-9471
          (Telephone number, including area code, of agent for service)


==========================================================================================================================
                                            CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                PROPOSED                  PROPOSED
                                      AMOUNT                    MAXIMUM                   MAXIMUM              AMOUNT OF
TITLE OF SECURITIES                   TO BE                  OFFERING PRICE              AGGREGATE           REGISTRATION
TO BE REGISTERED                    REGISTERED                 PER SHARE               OFFERING PRICE             FEE
--------------------------------------------------------------------------------------------------------------------------
COMMON SHARES                       7,000 SH (1)              $70.00 (2)                $490,000 (2)            $144.55
--------------------------------------------------------------------------------------------------------------------------


(1) PLUS SUCH INDETERMINATE NUMBER OF ADDITIONAL SHARES AS MAY BE REQUIRED TO BE ISSUED IN THE EVENT OF AN ADJUSTMENT AS A RESULT OF AN INCREASE IN THE NUMBER OF ISSUED SHARES OF COMMON STOCK RESULTING FROM A SUBDIVISION OF SUCH SHARES, THE PAYMENT OF STOCK DIVIDENDS OR CERTAIN OTHER CAPITAL ADJUSTMENTS.

(2) ESTIMATED BASED ON THE AVERAGE PRICE OF THE COMMON STOCK ON MAY 19, 1998, PURSUANT TO RULE 457(H)(1) AND 457(C) SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE.

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8, THE CONTENTS OF REGISTRATION STATEMENT NO. 33-61596 ARE INCORPORATED HEREIN BY REFERENCE.

                                  EXHIBIT INDEX


                                                                   Sequentially
Exhibit                                                              Numbered
Number              Description                                        Page
-------             -----------                                    ------------

   5             Opinion of Foster, Swift, Collins & Smith, P.C.

  23(a)          Consent of Rehmann Robson P.C.

  23(b)          Consent of Andrews, Hooper & Pavlik, P.L.C.

  23(c)          Consent of Foster, Swift, Collins & Smith, P.C.
                 (contained in its opinion filed as Exhibit 5)

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Pleasant, State of Michigan, on May 21, 1998.

                                           IBT BANCORP, INC.


                                           By: /s/ David W. Hole
                                               ---------------------------------
                                               David W. Hole, President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                            Date
---------                      -----                            ----

/s/ David W. Hole              President                        May 21, 1998
-----------------------------  (Principal Executive
David W. Hole                  Officer) and Director


/s/ Dennis P. Angner           Treasurer                        May 21, 1998
-----------------------------  (Principal Financial Officer)
Dennis P. Angner

/s/ L. A. Johns                Chairman of the Board and        May 21, 1998
-----------------------------  Director
L. A. Johns

/s/ James R. Bigard            Director                         May 21, 1998
-----------------------------
James R. Bigard

Signature                      Title                            Date
---------                      -----                            ----

/s/ Frederick L. Bradford      Director                         May 21, 1998
-----------------------------
Frederick L. Bradford


/s/ Gerald D. Cassel           Director                         May 21, 1998
-----------------------------
Gerald D. Cassel


/s/ James C. Fabiano           Director                         May 21, 1998
-----------------------------
James C. Fabiano


/s/ Ronald E. Schumacher       Director                         May 21, 1998
-----------------------------
Ronald E. Schumacher


/s/ Robert O. Smith            Director                         May 21, 1998
-----------------------------
Robert O. Smith


/s/ Dean E. Walldorff          Director                         May 21, 1998
-----------------------------
Dean E. Walldorff